EXHIBIT 10(iii)

29 June 2007

P L E D G E A G R E E M E N T

BETWEEN:

SOLAR ENERGY LIMITED, (“Solar”) as Guarantor.
Solar is a public company listed on the OTCBB.

AND:

ENWIN RESOURCES INC., (“Enwin”) as Lender.
Enwin is a public company listed on the OTCBB.

Enwin has made an Offer to Purchase 100% of the shares of a private company called D2Fusion Inc., (“D2F”) from Solar as per the attached purchase agreement and the related Loan Agreement. The Loan Agreement calls for Enwin to provide $500,000.00 as a loan to D2F pending formalization of the Purchase Agreement.

To date, Enwin has advanced $225,000 and hereby agrees to fund a further $100,000 on or before 03 July 2007. The balance of $175,000 to be funded within ten business days. Enwin hereby acknowledges and agrees to amend the Loan Agreement accordingly.

As collateral for the loan, Solar hereby pledges 100% of the shares of D2F until the loan has been repaid and attached hereto are 100% of the issued shares of D2F.

Should the balance of $175,000 not be paid on a timely basis, Solar is free to pursue other loan sources, but until the loan is repaid to Enwin, Enwin is to retain the shares of D2F.

S I G N E D:

By:

ENWIN RESOURCES INC.,

ACKNOWLEDGED AND AGREED TO

/s/ Nora Coccaro	This 3rd day of July 2007.
per:	By:

SOLAR ENERGY LIMITED

/s/ Andrew Wallace
per: